UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 24, 2019

CPI CARD GROUP INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37584	26-0344657
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10026 West San Juan Way Littleton, CO	80127
(Address of Principal Executive Offices)	(Zip Code)

(303) 973-9311

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	PMTS	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On May 24, 2019 CPI Card Group Inc. (the “Company”) received a letter from The Nasdaq Stock Market (“Nasdaq”) indicating that the Company is required to maintain a minimum market value of listed securities of $35 million. The letter indicated that the Company’s market value of listed securities was below $35 million for 30 consecutive business days.  As such, the Company was not compliant with the market value of listed securities requirement under Nasdaq Listing Rule 5550(b)(2).  In its notice letter, the staff of Nasdaq noted that the Company also does not meet the requirements under Listing Rules 5550(b)(1) and 5550(b)(3), which set forth alternative standards for continued listing on the Nasdaq Capital Market based upon stockholders’ equity or net income from continuing operations, respectively.

The Notice provides the Company with a grace period of 180 calendar days, or until November 20, 2019, to regain compliance with the listing rules. If the Company does not regain compliance within the grace period, the Company expects that Nasdaq would provide notice that its securities are subject to delisting from the Nasdaq Capital Market.

There can be no assurance that the Company will be able to regain compliance with the market value of listed securities standard or to meet the alternatives of the minimum stockholders’ equity or net income from continuing operations standards or otherwise maintain compliance with the other listing requirements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CPI CARD GROUP INC.

Date: May 31, 2019	By:	/s/Sarah J. Kilgore
	Name:	Sarah J. Kilgore
	Title:	Chief Legal and Compliance Officer